Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

MEDALLION FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock of Medallion Financial Corp., par value $.01 per share	Rule 457(o)	(1)

	Equity	Preferred Stock of Medallion Financial Corp., par value $.01 per share	Rule 457(o)	(1)

	Debt	Debt Securities	Rule 457(o)	(1)

	Other	Subscription Rights to Purchase Shares of Common Stock	Rule 457(o)	(1)

	Other	Warrants(3)	Rule 457(o)	(1)

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	$100,000,000	(4)	$100,000,000	0.00011020	$11,020.00

	Total Offering Amounts					$100,000,000		$11,020.00

	Total Fees Previously Paid

	Total Fee Offsets							$12,120.00(5)

	Net Fee Due							$0.00

(1)

The amount to be registered consists of up to $100,000,000 of an indeterminate amount of each security class listed in Table 1. There is also being registered hereunder such currently indeterminate number of (i) shares of Common Stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable Debt Securities and/or Preferred Stock registered hereby, or (ii) shares of Common Stock, Preferred Stock or Debt Securities or other securities of the registrant as may be issued upon exercise of Warrants registered hereby, as the case may be, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions.

(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(3)	The Warrants (as defined in this Registration Statement) covered by this Registration Statement may be Common Stock warrants, Preferred Stock warrants, or Debt Securities warrants.
(4)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any Debt Securities or shares of Preferred Stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

(5)

On May 23, 2019, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-231705) (the “Prior Registration Statement”). The Prior Registration Statement registered an aggregate amount of $100,000,000 of Common Stock, Preferred Stock, Debt Securities, Subscription Rights and Warrants to be offered by the registrant from time to time (the “Original Offering”). The Prior Registration Statement expired in May 2022. In connection with the filing of the Prior Registration Statement, the registrant paid $12,120.00 in fees to register such securities in the Original Offering. None of the securities were sold pursuant to the Original Offering. As a result, the registrant has $12,120.00 in unused filing fees associated with the Original Offering. In accordance with Rule 457(p) under the Securities Act, the registrant is using $12,120.00 of the unused filing fees to offset the filing fee in connection with this filing.

Table 2: Fee Offset Claims and Source

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Medallion Financial Corp.	S-3	333-231705	May 23, 2019		$12,120.00(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$100,000.00

Fee Offset Sources	Medallion Financial Corp.	S-3			May 23, 2019						$12,120.00

(1)	See footnote 5 above.